UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

SHOPPING.COM LTD.

(Exact name of Registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

0-50964	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

(Address of principal executive offices, including zip code)

972-9-892-1000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On February 16, 2005, Shopping.com, Inc. (“Shopping.com”), a wholly-owned subsidiary of Shopping.com Ltd. (“Parent”), and Google Inc., formerly Google Technology Inc. (“Google”), entered into an agreement (the “Amendment”) amending the Google Services Agreement between Google and Epinions, Inc., dated February 22, 2003 (the “GSA”). Epinions, Inc. was acquired by DealTime, Ltd., the predecessor of Parent. The Amendment is effective as of February 21, 2005. Pursuant to the terms of the GSA, Shopping.com participates in Google’s sponsored links program, and displays merchant listings from Google’s advertisers on the “Featured Resources” section of the epinions.com website. Shopping.com generates revenues when customers click through these listings to websites of Google’s advertisers. The Amendment extends the term of the GSA through May 1, 2006, and eliminates the minimum number of clicks and click-throughs that Shopping.com was required to deliver, as well as the minimum amount that Google was required to pay to Shopping.com under the terms of the GSA.

The GSA accounted for approximately 10% of Parent’s 2004 revenues. Shopping.com UK Ltd., another subsidiary of Parent, and Shopping.com each have additional agreements with Google for similar services. In 2003, Parent derived approximately 38% of its revenues from agreements with Google. In 2004, Parent derived approximately 42% of its revenues from agreements with Google.

Parent will include the Amendment as an exhibit to its next Exchange Act Report filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2005	SHOPPING.COM LTD.

	By:	/s/ Greg J. Santora
Greg J. Santora
Chief Financial Officer